SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☑ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

☐ Definitive Information Statement
Canadian Rockport Homes International, Inc.
(Name of Registrant as Specified in Charter)
Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended
Canadian Rockport Homes International, Inc.
P.O. Box 2086
Station Main, Vancouver, B.C.
Canada V6B 3T2
To the Stockholders of Canadian Rockport Homes International, Inc:
Notice is hereby given to holders of common stock (the “Common Stock”) of Canadian Rockport Homes International, Inc., a Delaware corporation that our board of directors have approved an Agreement and Plan of Merger with Canadian Rockport Homes International Inc., a Nevada corporation, (the “Merger”) in order to relocate our domicile of incorporation from the state of Delaware to the state of Nevada.
Our board of directors approved the Merger on March 20, 2006, subject to receiving approval from a majority of the holders of our Common Stock. The Merger will be effective, not less than twenty days following the mailing of this Information Statement to stockholders of record on the Record Date (as defined herein), as the corporation has received written consents in lieu of a meeting executed by the holders of a majority of our outstanding shares of Common Stock in accordance with the provisions of the Delaware General Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the Merger.
The proposed Agreement of Merger, attached hereto as Appendix A, will become effective when it is filed with the Delaware Secretary of State. We anticipate that such filing will occur 20 days after this Information Statement is first mailed to holders of Common Stock, which we anticipate will be on or about July 3, 2006 (the “Effective Date”).
The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties, as applicable, to forward this Information Statement to the beneficial owners of Common Stock held of record by them.
Our board of directors have fixed the close of business on May 24, 2006, as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement. There were 16,412,226 shares of Common Stock issued and outstanding on May 24, 2006. The corporation anticipates that this Information Statement is being mailed on or about June 12, 2006 to all stockholders of record as of the Record Date.
PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

DESCRIPTION OF THE CORPORATION
Corporate Structure:
Canadian Rockport Homes International Inc. (the “Company”) was incorporated under the laws of the State of Delaware, on January 10, 1996, under the name Lenz Products, Inc. In late 2000, a majority of the Company’s common stock was purchased by its current owners and in early 2001 the Company’s name was changed to Canadian Rockport Homes International, Inc. The Company is a reporting company under the United States Securities and Exchange Act of 1934, as amended.
The Company currently has three operating subsidiaries.
First, Canadian Rockport Homes, Ltd. (“CRH”) is a Canadian corporation formed under the laws of British Columbia, Canada, on March 26, 1997. In February, 2001, the Company acquired all of the issued and outstanding stock of CRH, which remains wholly owned by the Company.
Second, the Company and CRH wholly own Sociedad Comercializadora y Constructora Canadian Rockport Trading Ltda. (“CRTL”), a Chilean corporation. CRTL is owned ninety-eight percent (98%) by CRH and two percent (2%) by CRHII. CRTL is the Company’s production operations subsidiary in Chile and holds title to the Company’s Chilean manufacturing assets, which include the manufacturing facility in Lampa, Chile as well as a 3.4 hectare parcel of land at the Valle Grande housing development.
Third, Canadian Rockport Homes International, Inc., a Nevada corporation (“CRHN”) was incorporated under the laws of the State of Nevada, USA, on March 24, 2004. CRHN is wholly owned by the Company. CRHN was formed for the purpose of undergoing a migratory merger by which the Company would move from the State of Delaware to the State of Nevada. As a result of the merger, CRHN would assume all of the assets and liabilities of the Company and be renamed as ‘Canadian Rockport Homes International, Inc.’ The purpose of the merger is to take advantage of Nevada state tax treatment for the Company which Management believes is more favourable to the Company than Delaware state tax treatment. It is not anticipated that there will be any other material difference due to the migratory merger.
Business Operation:
CRHII is in the business of manufacturing, erecting, and selling concrete buildings using the Rockport Technology (see infra), primarily intended for residential housing in developing nations. CRH owns outright this technology, which is patented under US Patent Number 5,997,792 granted Dec 7, 1999.
The Rockport Technology enables the Company to manufacture engineered monolithic concrete modules by spraying or “shotcreting” concrete onto moulds in a single process step at the manufacturing plant. After the concrete hardens, the structural module is removed from the mould. The resulting structural modules contain openings for such windows, doors, and interior fixtures and features as are required by the individual housing model. The structural concrete modules are then launched onto a factory finishing assembly line where the various finishing processes are performed, including:
•	application of polyurethane insulation,
•	installation of windows and doors,
•	application of stucco (or other exterior finishing material)
•	installation of plumbing and electrical systems and components
•	installation of flooring materials

•	construction of interior demising walls
•	installation of kitchen cabinets
•	painting
•	fabrication and installation of roof structures and coverings
The finished housing modules are then trucked to the site where the building is to be assembled. On site, the modules are placed next to each other and/or on top of one another and welded together — a process that takes less than a day.
The Company intends to manufacture and sell housing units in various developing countries world wide. Initially, the Company intends to commence operations in Chile as a showcase for the Company’s Rockport Technology. The Company has constructed its first commercial manufacturing plant in Lampa, Santiago, Chile. The Lampa Plant is currently producing four show homes for the Valle Grande Housing Mega-Project.
PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
As of the Record Date, we had a total of 16,412,226 shares of Common Stock ($0.01 par value per common share) issued and outstanding.
The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

		Amount and Nature
		of Beneficial	Percentage of Class
		Ownership	as of May 24, 2006
Name and Place of Residence	Position(s) Presently Held	(note 1)	(note 1)
William. R. Malone, Richmond, BC	CEO, President, and Chairman of the Board of CRHII, CRH, CRTL	866,371	5.28% (note 2)

Nelson Riis, Ottawa, ON	Shareholder	1,252,809	7.63%

Ken Olsen, Santiago, Chile	General Manager Global Operations, and Director of CRH	Nil	0%

Ryan Malone, Vancouver, BC	Project Manager, Director of CRH	866,371	5.28%

Lorena Barrios, Santiago, Chile	CFO of CRHII	Nil	0%

Donel P. Belsby, Cheney, WA, USA	Director of CRHII and CRH	819,250	4.99%

Chris Kinch, Santiago, Chile	Lampa Plant Manager, and Director of CRHII	5,000	0.03%

TWiC Housing Corporation, Vancouver, BC	Shareholder	2,100,000	12.80%

Bernard G. Smith, Santiago, Chile	Officer of CRTL in Chile	1,722,629	10.50%
Note 1 Based on 16,412,226 shares of Common Stock issued and outstanding as of May 24, 2006. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
Note 2: This number includes 433,186 shares owned through Mr. Malone’s corporation, Malone International Group, Inc.
AGREEMENT AND PLAN OF MERGER
We caused Canadian Rockport Homes International, Inc. to be incorporated on March 24, 2004 solely for the purpose of the Merger in order to enable us to change our jurisdiction of incorporation to Nevada. Canadian Rockport Homes International, Inc. does not have any issued or outstanding share capital. On the effective date of the Merger, all of our outstanding shares of Common Stock will be deemed to have been converted into an identical number of shares of common stock of Canadian Rockport Homes International, Inc., as described in the attached Agreement of Merger.
On March 20, 2006, our board of directors approved, subject to receiving the approval of a majority of holders of our Common Stock, the Merger with Canadian Rockport Homes International, Inc. (Nevada). Our board of directors determined that the Merger was in the best interests of our corporation in order to relocate the corporation from Delaware to Nevada.
Shareholder approval for the Merger was obtained by written consent of a majority of our stockholders on April 6, 2006 but the Merger will not become effective until not less than 20 days after this Information Statement is first mailed to holders of our Common Stock.
CHANGES EFFECTING OUR STOCKHOLDERS
The General Corporation Laws of the State of Nevada will now govern the rights of our stockholders rather than the General Corporation Laws of the State of Delaware. In the formation of Canadian Rockport Homes Int’l, Inc., we have made an effort not to make any substantive changes in the Nevada Articles or Nevada Bylaws from the Delaware Certificate and Delaware Bylaws. Such items such as Canadian Rockport Homes Int’l, Inc.’s duration, the authorized capitalization, rights to issue preferred stock, no cumulative voting rights and the par values of the classes of shares remain the same. Furthermore, Nevada Law and Delaware Law are quite similar with respect to the governing of corporate actions and shareholders’ rights. Nonetheless, there are a few differences in the laws, which may affect your rights or interests. The following is a summary of certain of those considerations.
Delaware has a well-developed body of case law interpreting shareholders rights. Nevada case law concerning the governing and effects of its statutes and regulations is limited and thus you will have more uncertainty concerning the legality of corporate transactions and your right to challenge those transactions.
Under Nevada Law, a director may be removed by a 2/3 vote of the shareholders. Previously, under Delaware Law a vote by only a majority of the shareholders is required to remove a director. The majority of the directors present at a meeting of the board may fill vacancies in the board under Nevada Law even if no quorum is present.
Nevada Law permits greater latitude in indemnifying officers and directors and the ability to shield the officers and directors for liabilities. However, the Nevada Articles and Nevada Bylaws provide the same indemnification and liability protections as the current Delaware documents.

DISSENTERS RIGHTS
Under Delaware law, holders of our Common Stock are entitled to dissenter’s rights of appraisal with respect to the Merger. Dissenting shareholders can effect their appraisal rights by following the procedures set forth in Section 262(d) of the General Corporations Law of the State of Delaware.
DELIVERY OF DOCUMENTS
One information statement will be delivered to each security holder. If two or more security holders share an address then only one information statement will be delivered unless contrary instructions have been received from one or more of the security holders. Should a security holder wish to receive a separate copy of the information statement notify Canadian Rockport Homes International, Inc. at (604) 669-1081.
FINANCIAL AND OTHER INFORMATION
For more detailed information on our corporation, including financial statements, you may refer to our Form 10-K and Form 10-Q, filed with the SEC. Copies of the documents are available on the SEC’s EDGAR database at www.sec.gov, or by calling (604) 669-1081.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.
DATED this 2nd day of June, 2006.

CANADIAN ROCKPORT HOMES INTERNATIONAL, INC.
By:	“William R. Malone”
William R. Malone
President, CEO and Chairman

APPENDIX A
AGREEMENT OF MERGER
AGREEMENT OF MERGER
     THIS AGREEMENT made as of the ___ day of July, 2006,
BETWEEN:
Canadian Rockport Homes International, Inc., a corporation incorporated under the laws of the State of Delaware (hereinafter called “CRHII”)
- and -
Canadian Rockport Homes Int’l, Inc., a corporation incorporated under the laws of the State of Nevada (hereinafter called “CRH Nevada”)
WHEREAS CRHII was incorporated under the laws of the State of Delaware by Certificate of Incorporation dated January 10, 1996;
AND WHEREAS CRH Nevada was incorporated under the laws of the State of Nevada by Certificate of Incorporation dated March 24, 2004;
AND WHEREAS the authorized capital of CRHII consists of 100,000,000 Common Shares, of which 16,643,145 Common Shares have been issued and are presently outstanding as fully paid and non-assessable shares;
AND WHEREAS the authorized capital of CRH Nevada consists of 100,000,000 Common Shares, of which 1,000 Common Shares have been issued and are presently outstanding as fully paid and non-assessable shares, and all of which issued and outstanding shares are presently owned by CRHII;
AND WHEREAS CRHII and CRH Nevada have agreed to merge pursuant to the provisions of the laws in force in the States of Delaware and Nevada, upon the terms and conditions hereinafter described;
NOW THEREFORE the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS
1.1     The terms defined in this section 1.1 shall have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:
(a)	“Agreement of Merger”, “the Agreement”, “this Agreement”, “herein”, “hereof” mean, respectively, this agreement;

(b)	“Certificates of Merger” means the certificates of merger to be issued by the Secretaries of State of Delaware and Nevada in respect of this Merger;

(c)	“Effective Date” means the date shown in the Certificates of Merger or, if the Certificates of Merger bear different dates, the later of the two dates;

(d)	“Merged Corporation” means the corporation resulting from the Merger of the Merging Corporations;

(e)	“Merger” means the merger of the Merging Corporations as contemplated by this Agreement; and

(f)	“Merging Corporation” or “Merging Corporations” means CRHII and CRH Nevada either individually or collectively, as the context requires.
ARTICLE II
MERGER
2.1     The Merging Corporations and each of them do hereby agree to merge under and pursuant to the provisions of the laws of the States of Delaware and Nevada, and the terms and conditions herein set out.
2.2     On the Effective Date of the Merger:
(a)	the Merger of the Merging Corporations and their continuance as one corporation, incorporated under the laws of the State of Nevada shall become effective;

(b)	the property, assets, rights and privileges of each Merging Corporation shall continue to be the property, assets, rights and privileges of the Merged Corporation;

(c)	the Merged Corporation shall continue to be liable for all of the contracts, liabilities, debts and obligations of each Merged Corporation;

(d)	an existing cause of action, claim or liability to prosecution against a Merging Corporation shall remain unaffected and may be continued against the Merged Corporation;

(e)	a civil, criminal or administrative action or proceeding pending by or against a Merging Corporation may be continued to be prosecuted by or against the Merged Corporation but, for all purposes of such action or proceeding, the name of the Merged Corporation shall be substituted in such action or proceeding in place of the Merging Corporation;

(f)	a conviction against, or ruling, order or judgement in favour of or against, a Merging Corporation may be enforced by or against the Merged Corporation; and

(g)	the Articles of Merger shall be deemed to be the Articles of Incorporation of the Merged Corporation and the Certificate of Merger issued by the Secretary of State of Nevada shall be deemed to be the Certificate of Merger of the Merged Corporation.
ARTICLE III
THE MERGED CORPORATION
3.1     Name
          The name of the Merged Corporation shall be:
          “Canadian Rockport Homes Int’l, Inc.”
3.2     Registered Office
          The registered office of the Merged Corporation shall be:
          3155 East Patrick
          Lane Ste. 1
          Las Vegas, NV
          89120-3481
3.3     Authorized Capital
The Merged Corporation shall be authorized to issue up to 100,000,000 Common Shares, such shares having attached thereto rights, privileges, restrictions and conditions as set out in the Articles of Merger, which rights, privileges, restrictions and conditions shall be as close as possible to those in affect for CRHII prior to the execution of this Agreement.
3.4     Number of Directors
There shall be not less than one (1) and not more than seven (7) directors of the Merged Corporation.
3.5     Restrictions on Business
There shall be no restrictions on the business which the Merged Corporation may carry on.

3.6     Directors’ of Merged Corporation
The following persons shall be the first directors of the Merged Corporation and shall hold office until the first annual meeting of the Merged Corporation or until their successors are duly elected or appointed:
•	William R. Malone
•	Daniel P. Belsby
•	Chris Kinch
3.7     Management
The management and supervision of the business and affairs of the Merged Corporation shall be under the control of the directors of the Merged Corporation, subject to the provisions of the laws in force of the State of Nevada.
ARTICLE IV
SHARE CONVERSION
4.1     Conversion of Shares of Merging Corporations
Each shareholder of CRHII shall receive one (1) Common Share in the capital of the Merged Corporation for each Common Shares held in CRHII. All of the Common Shares of CRH Nevada which are issued and outstanding at the time of the Merger shall be cancelled without consideration
4.2     Surrender of Shares
Upon the issuance of the Certificate of Merger, the shareholders of each of the Merging Corporations shall, at the request of the Merged Corporation, surrender the certificates representing the shares held by them in the Merging Corporations, respectively, and in return shall thereupon be entitled to receive certificates representing the shares of the Merged Corporation in accordance with the provisions of Article 4.1 hereof.
ARTICLE V
BY-LAWS
5.1     By-laws of the Merged Corporation
The by-laws attached hereto as Schedule A shall be the by-laws of the Merged Corporation, until such By-laws are repealed, amended, altered or added to by the directors of the Merged Corporation and such repeal, amendment, alteration or addition is confirmed by the shareholders of the Merged Corporation, in accordance with the laws of the State of Nevada.
ARTICLE VI
OTHER PROVISIONS
6.1     Articles of Merger
Upon the shareholders of each of the Merging Corporations approving this Agreement in accordance with the provisions of the laws in force in the States of Delaware and Nevada, any director of the Merging Corporations shall complete Articles of Merger and send such Articles of Merger in the prescribed form, together with the prescribed fee and a copy of this Agreement, to the Secretary of State of Nevada.

DATED this ___day of July, 2006.

CANADIAN ROCKPORT HOMES INTERNATIONAL INC.	CANADIAN ROCKPORT HOMES INTER’L, INC.
Per:	Per:

SCHEDULE A
BYLAWS OF CANADIAN
ROCKPORT HOMES INTER’L, INC.
ARTICLE VII
Offices
The principal office of the corporation shall be located in the State of New York in the County of Monroe. The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation shall be located in the City of Las Vegas, County of Clark, Nevada. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE VIII
Shareholders
8.1     Annual Meeting.
The annual meeting of the shareholders shall be held at 4:00 o’clock PM on the third Tuesday in the month of January in each year, beginning with the year 2007. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.
8.2     Special Meetings.
Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.
8.3     Place of Meeting.
The Board of Directors may designate any place as the place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the corporation.
8.4     Notice of Meeting.
Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty (30) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.
8.5     Closing of Transfer Books or Fixing of Record Date.
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and, in case of a meeting of shareholders, not less than ten (10) days prier to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adapted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.
8.6     Voting Lists.
The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten (10) days prior to such meeting, this list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
8.7     Quorum.
Fifty one percent (51%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.
8.8     Proxies.
At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
8.9     Voting of Shares.
Each outstanding share, regardless of class, shall be entitled to one (1) vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.
8.10     Voting of Shares by Certain Holders.
Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.
Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.
Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
8.11     Informal Action by Shareholders.
Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.
ARTICLE IX
Board of Directors
9.1     General Powers.
The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of incorporation.
9.2     Number, Tenure and Qualifications.
The number of directors of the corporation shall be not less than three (3), nor more than five (5), unless a lesser number is allowed by statute. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified.
Directors need not be residents of this state or shareholders of the corporation. Directors shall be removable in the manner provided by statute.
9.3     Vacancies.
Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though not less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 3.2 above.
9.4     Regular Meetings.
A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

9.5     Special Meetings.
Special meetings of the Board of Directors may be called by or at the request of the president or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.
9.6     Notice.
Notice of any special meeting shall be given at least seven (7) days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two (2) days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.
9.7     Quorum.
A majority of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
9.8     Manner of Acting.
The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
9.9     Compensation.
By resolution of the Board of Directors, any director may be paid any one or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or, a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
9.10     Informal Action by Directors.
Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.

ARTICLE X
Officers and Agents
10.1     General.
The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the corporation shall be fixed by the Board of Directors.
One person may hold any two (2) offices, except that no person may simultaneously hold the offices of president and secretary.
10.2     Election and Term of Office.
The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.
10.3     Removal.
Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.
10.4     Vacancies.
A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.
10.5     President.
The president shall:
(a)	subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation;

(b)	shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

(c)	the president shall have custody of the treasurer’s bond, if any.
10.6     Vice Presidents.
The vice presidents shall:
(a)	assist the president; and

(b)	shall perform such duties as may be assigned to them by the president or by the Board of Directors.

10.7     Secretary.
The secretary shall:
(a)	keep the minutes of the proceedings of the shareholders and the Board of Directors;

(b)	see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c)	be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors;

(d)	keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar;

(e)	sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f)	have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and

(g)	in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.
10.8     Treasurer.
The treasurer shall:
(a)	be the principal financial officer of the corporation;

(b)	perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

(c)	be the principal accounting officer of the corporation; and

(d)	have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the president;
ARTICLE XI
Stock
11.1     Certificates.
The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

11.2     Consideration for Shares.
Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.
11.3     Transfer of Shares.
Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed.
11.4     Transfer Agents, Registrars and Paying Agents.
The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation.
ARTICLE XII
Indemnification of Officers and Directors
Each director and officer of this corporation shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.
ARTICLE XIII
RECORDS AND REPORTS
13.1     Maintenance and Inspection of Share Register.
The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.
A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five (5)

days prior written demand on the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ nines and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand, is received or the date specified in the demand as the data as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholders or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.
13.2     Maintenance and Inspection of Bylaws.
The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Nevada, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Nevada and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.
13.3     Maintenance and Inspection of other Corporate Records.
The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holders interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.
13.4     Inspection by Directors.
Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

13.5     Financial Statements.
A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.
If a shareholder or shareholders holding at least five (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month, or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the treasurer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.
The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period. The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.
ARTICLE XIV
Miscellaneous
14.1     Waivers of Notice.
Whenever notice is required by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders’ meeting) by proxy, shall be equivalent to such notice.
14.2     Seal.
The corporate seal of the corporation shall be in the form impressed on the margin hereof.
14.3     Fiscal Year.
The fiscal year of the corporation shall be as established by the Board of Directors.

14.4     Amendments.
The Board of Directors shall have power to make, amend and repeal the bylaws of the corporation at any regular meeting of the Board of Directors or at any special meeting called for the purpose.
APPROVED:
DATED:             day of                   , 2006

Director:

Director:

Director: